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                                                               EXHIBIT (h)(5)(d)

                  AMENDMENT NUMBER 3 TO PARTICIPATION AGREEMENT

     This Amendment No. 3 ("Amendment") executed as of December 19, 2002 to the
Participation Agreement (the "USL Agreement") dated as of December 1, 1998, as amended, among The Universal Institutional Funds, Inc. (formerly Morgan Stanley
Universal Funds, Inc.) (the "Fund"), Van Kampen Funds, Inc. ("VK Funds"), Morgan
Stanley Investment Management Inc. (formerly Morgan Stanley Dean Witter
Investment Management Inc.) (the "Adviser"), The United States Life Insurance
Company in the City of New York (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the USL Agreement (as defined below), American General Securities Incorporated ("AGSI"), and American
General Equity Services Corporation ("AGESC").

     WHEREAS, the Company, AGSI, the Fund, the Adviser and Morgan Stanley
Investments LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI") have entered into the USL Agreement dated as of December 1, 1998, as such agreement may be amended from time to time; and

     WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the USL Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and

     WHEREAS, the Company, AGSI, the Fund and the Adviser wish to amend the USL
Agreement in certain respects; and

     WHEREAS, AGESC is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of State law, and is a member in good standing of the NASD, and is an affiliate of AGSI and the Company; and

     WHEREAS, the Company and AGESC have entered into a Distribution Agreement dated January 1, 2003 which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between the Company and AGSI;
and

     WHEREAS, the Company and AGSI desire that AGESC replace AGSI as a party to the USL Agreement; and

     WHEREAS, AGESC has agreed to be a party to the USL Agreement and assume all of AGSI's duties and responsibilities arising thereunder;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration,

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the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Effective on the date of the Distribution Agreement between the Company and AGESC, indicated herein, AGESC will replace AGSI as a party to the USL Agreement. All the duties and responsibilities of AGSI shall become the duties and responsibilities of AGESC.

     2. All other terms and provisions of the USL Agreement not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

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
THE UNITED STATES LIFE                                  AMERICAN GENERAL SECURITIES
INSURANCE COMPANY                                       INCORPORATED
IN THE CITY OF NEW YORK
on behalf of itself and each of its Accounts
named in Schedule B to the Agreement, as
amended from time to time

By:    _____________________________                    By:    _____________________________
Name:  _____________________________                    Name:  _____________________________
Title: _____________________________                    Title: _____________________________



AMERICAN GENERAL EQUITY                                 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
SERVICES CORPORATION

By:    _____________________________                    By:    _____________________________
Name:  _____________________________                    Name:  _____________________________
Title: _____________________________                    Title: _____________________________




MORGAN STANLEY INVESTMENT                               VAN KAMPEN FUNDS, INC.
MANAGEMENT INC.

By:    _____________________________                    By:    _____________________________
Name:  _____________________________                    Name:  _____________________________
Title: _____________________________                    Title: _____________________________